EXHIBIT 99.4

Fulton Financial Corporation (NASDAQ: FULT) Lancaster, PA acquisition of Columbia Bancorp (NASDAQ: CBMD) Columbia, MD July 26, 2005 Summary of Proposed Transaction and Strategic Implications

The following presentation may contain forward-looking statements about Fulton Financial Corporation's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, the Corporation's success in merger and acquisition integration, and customers' acceptance of the Corporation's products and services. Forward-looking statement

Fulton Financial Corporation $12.1 billion financial holding company 232 branch offices in Pennsylvania, New Jersey, Maryland, Delaware and Virginia 14 affiliate banks; 3 financial services subsidiaries For six months ended 6/30/05 Return on assets 1.48% Return on equity 13.71% Return on tangible equity 20.09% Efficiency ratio 54.90% Net charge-offs (annualized) .02% NPAs/assets .27% Shares outstanding 157 million Market capitalization $2.75 billion

Columbia Bancorp $1.3 billion financial holding company Parent company of Columbia Bank Serving Howard, Montgomery, Prince George's and Baltimore Counties and Baltimore City 19 full-service branches/5 retirement community offices For six months ended 6/30/05 Return on assets 1.26% Return on equity 17.11% Return on tangible equity 17.11% Efficiency ratio 55.50% Net charge-offs (annualized) (0.01%) NPAs/assets 0.09% Shares outstanding 6.9 million Market capitalization $253 million

Summary of Proposed Transaction Columbia Bank retained as independent community bank Purchase Price: $313 million Consideration: Cash and Stock; 2.325 shares of FULT for each share of CBMD or $42.48 in cash for each share of CBMD (minimum 20%/maximum 50% of CBMD shares to receive cash) Lock-Up provision: Warrant issued to FFC for 1,881,809 shares at $37.26 Required Approvals: Federal Reserve, Maryland Commissioner of Financial Regulation, CBMD shareholders Expected Closing: First quarter 2006 Governance: John M. Bond, Jr., CBMD's Chairman and CEO, will join FULT board

Pricing Purchase Price: $313 million Price/Common Equity: 342% Price/Tangible Equity: 342% Price/LTM EPS: 21.0x FFC shares issued (maximum): 12.9 million

Capital Strength (3/31/05) FFC CBMD Equity/assets 10.80% 7.09% Tangible equity/ tangible assets 7.70% 7.09% Leverage capital ratio 8.39% 8.62% Total risk-based capital 13.20% 10.73%

FFC Corporate Strategy CBMD represents Fulton's 25th acquisition Continuation of acquiring profitable community banks in strong growth markets Enhances Fulton's presence in Maryland (3rd MD affiliate) CBMD market area is geographically central to existing FFC franchise Contiguous to both Hagerstown Trust and Resource Bank markets CBMD one of the fastest growing and most profitable banks in the state CBMD is one of the few large remaining independent commercial banking companies in Maryland Similar people and relationship-based value creation strategies Very strong primary market demographics Excellent asset quality

Columbia Bancorp Market Demographics Vibrant and diverse Baltimore/Washington D.C. corridor economy provides excellent growth opportunities Affluent, well-educated retail customer base Concentration of small and mid-sized businesses provides strong potential for asset growth and core deposit funding Attractive locale for "new economy" firms, including (telecom, biotech and other technology companies) Rising household income and property values with stable government employment base Market revenue opportunity for wealth management Montgomery and Howard have the highest average household income of all the counties in Maryland.

Demographic Information - Population

Demographic Information - Median Household Income

Branch locations CBMD branches FULT branches

Legal, Registration Statement and Contacts These materials may be deemed to be offering materials of Fulton Financial Corporation in connection with Fulton Financial's proposed acquisition of Columbia Bancorp on the terms and subject to the conditions in the Agreement and Plan of Merger, dated July 26, 2005, between Fulton Financial and Columbia Bancorp. This filing is being made in connection with Regulation of Takeovers and Security Holder Communications (Release #'s 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC"). A proxy statement/prospectus will be included in the registration statement on Form S-4 which Fulton Financial will file with the SEC in connection with the proposed merger. Shareholders of Columbia Bancorp and other investors are urged to read this proxy statement/prospectus because it will contain important information about Fulton Financial, Columbia Bancorp, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC's web site (http://www.sec.gov) and from Columbia Bancorp and Fulton Financial as follows: John A. Scaldara, Jr. George R. Barr President and COO Corporate Secretary Columbia Bancorp Fulton Financial Corporation 7168 Columbia Gateway Dr. One Penn Square Columbia, MD 21046 Lancaster, Pa. 17602 (410)-423-8012 (717) 291-2411 In addition to the proposed registration statement and proxy statement/prospectus, Fulton Financial and Columbia Bancorp file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements of other information filed by either company at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Fulton Financial's and Columbia Bancorp's filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.